EXHIBIT 3.43

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

UNITED PET GROUP, INC.

ARTICLE ONE

The name of the Corporation is United Pet Group, Inc.

ARTICLE TWO

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

ARTICLE FOUR

The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000, all of which shares shall be Common Stock having a par value of $0.01.

ARTICLE FIVE

In furtherance and not limited of the powers conferred by law, subject to any limitations contained elsewhere in these articles of incorporation, by-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any by-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

ARTICLE SIX

(a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve

1

intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of actions, suite or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suite or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

2

CERTIFICATE OF MERGER

MERGING

SATURN MERGERCO., INC.

a Delaware corporation

INTO

UNITED PET GROUP, INC.

a Delaware corporation

UNDER SECTION 251 OF THE GENERAL CORPORATION LAW OF

THE STATE OF DELAWARE

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, United Pet Group, Inc., a Delaware corporation formed and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: The name and state of incorporation of each of the constituent corporations (the “Constituent Corporations”) to the merger are as follows:

Name	Jurisdiction
Saturn MergerCo., Inc.	Delaware
(“MergerCo”)

United Pet Group, Inc.	Delaware
(the “Company”)

SECOND: An Agreement and Plan of Merger, dated as of June 14, 2004 (the “Merger Agreement”), providing the merger of MergerCo with and into the Company has been approved, adopted, certified, executed and acknowledged by MergerCo and the Company in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware. The holders of a majority of the outstanding shares of each class of capital stock of the Company entitled to vote thereon have adopted the Merger Agreement by written consent dated June 15, 2004.

THIRD: The name of the surviving corporation shall be “United Pet Group, Inc.” (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of the Surviving Corporation is hereby amended and restated in its entirety as shown on Exhibit A attachment hereto.

FIFTH: An executed copy of the Merger Agreement is on file at the place of business of the Surviving Corporation located at 463 Ohio Pike, Suite 303, Cincinnati, OH 45255.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

SEVENTH: The merger of MergerCo with and into the Company shall be effective upon the filing of this Certificate of Merger in accordance with the provisions of Sections 103 and 251(c) of the General Corporation Law of the State of Delaware.

[End of Text]

IN WITNESS WHEREOF, United Pet Group, Inc. has caused this Certificate of Merger to be signed by its duly authorized officer on this 30th day of July, 2004.

UNITED PET GROUP, INC.

By:	/s/ John Heil
Name:	John Heil
Title:	Chairman/CEO

CERTIFICATE OF MERGER

OF

UNITED PET GROUP, INC.

FIRSTRAX, INC. AND

FIRSTRAX PET PRODUCTS, INC.

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:	The name of the surviving corporation is UNITED PET GROUP, INC. a Delaware corporation (the “Corporation”), and the names of the corporations being merged into this surviving corporation are FIRSTRAX, INC., a California corporation, and FIRSTRAX PET PRODUCTS, INC., a Nevada corporation.

SECOND:	The Agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporation pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD:	The name of the surviving corporation is UNITED PET GROUP, INC., a Delaware corporation.

FOURTH:	The Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:	The authorized stock and par value of the non-Delaware corporations is as follows:

	Name	Authorized Stock and Par Value
	Firstrax, Inc.	100,000 shares of common stock, no par value

	Firstrax Pet Products, Inc.	5,000,000 shares of common stock, no par value

SIXTH:	The merger is to become effective upon the filing of this Certificate of Merger.

SEVENTH:	The Merger Agreement is on file at 463 Ohio Pike, Suite 303 Cincinnati, Ohio 45255, an office of the surviving corporation.

EIGHTH:	A copy of the Merger Agreement will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

1

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by an authorized officer, the 31st day of January, 2005.

UNITED PET GROUP, INC.

By:	/s/ Thomas G. Kosvin
Name:	Thomas G. Kosvin
Title:	Vice President

2

CERTIFICATE OF MERGER

OF

UNITED PET GROUP, INC.

AND

TAP, LLC

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:	The name of the surviving corporation is UNITED PET GROUP, INC., a Delaware Corporation (the “Corporation”), and the name of the limited liability company being merged into this surviving corporation is TAP, LLC, a Nevada limited liability company.

SECOND:	The Agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD:	The name of the surviving corporation is UNITED PET GROUP, INC., a Delaware corporation.

FOURTH:	The merger is to become effective upon the filing of this Certificate of Merger.

FIFTH:	The Merger Agreement is on file at 463 Ohio Pike, Suite 303, Cincinnati, Ohio 45255, the place of business of the Corporation.

SIXTH:	A copy of the Merger Agreement will be furnished by the Corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH:	The Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the surviving corporation.

[signature on following page]

1

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by an authorized officer, the 31st day of January, 2005.

UNITED PET GROUP, INC.

By:	/s/ Thomas G. Kosvin
Name:	Thomas G. Kosvin
Title:	Vice President

2